UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

MOVANO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40254	82-4233771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Koll Center Parkway Pleasanton, CA	94566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 651-3172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MOVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 1, 2025, Movano Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq Stock Market (“Nasdaq”) indicating that it is not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”) and serves as an additional basis of delisting before the Nasdaq Hearings Panel (the “Panel”). In its Quarterly Report on Form 10-Q for the fiscal year ended June 30, 2025, filed with the U.S. Securities and Exchange Commission on September 24, 2025, the Company reported a stockholders’ equity of approximately $1.637 million and, as a result, does not satisfy the Stockholders’ Equity Requirement.

As previously disclosed, the Panel previously determined to grant the Company’s request to continue its listing on Nasdaq, subject to (i) the Company regaining compliance with Listing Rule 5250(c)(1), requiring the timely filing of periodic reports (the “Periodic Filing Rule”), by filing its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 on or before September 30, 2025, and (ii) the Company demonstrating compliance with Listing Rule 5550(a)(2), requiring the maintenance of $1.00 per share bid price (the “Bid Price Rule”), on or before October 30, 2025. On September 24, 2025, the Company successfully filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 to regain compliance with the Periodic Filing Rule. On September 26, 2025, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 per share, at a ratio between one-for-two and one-for-fifteen, with the ultimate ratio to be determined by the Board in its sole discretion. The Company expects to effect the Reverse Stock Split and demonstrate compliance with the Bid Price Rule on or prior to the October 30, 2025, deadline described above.

The Notice provides that the Panel will consider the Stockholders’ Equity Requirement in its decision regarding the Company’s continued listing on The Nasdaq Capital Market and provides that the Company may present its views with respect to this deficiency in writing to the Panel no later than October 8, 2025. Accordingly, the Company intends to present a written plan of compliance to the Panel with respect to the Stockholders’ Equity Requirement on or before such deadline. There can be no assurance that the Panel will grant the Company any further compliance period for the Stockholders’ Equity Requirement or that, in the event a compliance period is provided, that the Company will ultimately regain compliance with all applicable requirements for continued listing of its common stock on The Nasdaq Capital Market.

Caution Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s expected communications with the Nasdaq Panel and plan to regain compliance with Nasdaq’s rules and the timing thereof. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to Nasdaq’s acceptance of the Company’s compliance plan and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s ability to regain compliance with the Stockholders’ Equity Requirement and the Bid Price Rule; the possibility of additional delays in the filing of the Company’s other SEC filings; and the other risks and uncertainties described in the Company’s SEC reports, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this report. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVANO INC.

Date: October 3, 2025	By:	/s/ J Cogan
J Cogan
Chief Financial Officer

2